UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 20, 2003


                              HANCOCK FABRICS, INC.
               (Exact Name of Registrant as Specified in Charter)


                         Commission File Number 1 - 9482

              Delaware                                      64-0740905
     (State or other jurisdiction                      (I. R. S. Employer
  of incorporation or organization)                     Identification No.)

 3406 West Main Street, Tupelo, MS                            38801
(Address of principal executive offices)                    (Zip Code)


               Registrant's telephone number, including area code
                                 (662) 842-2834

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)           Exhibits:

          Exhibit
          Number       Description
          ----------   ---------------------------------------------------------

            99.1       Press release issued by Hancock Fabrics, Inc., dated
                       May 20, 2003

Item 9.  Regulation FD Disclosure.

     The information contained in this Item 9 is being furnished pursuant to "Item 12. Results of Operations and Financial Condition" of Form 8-K in accordance with SEC Release Nos. 33-8216 and 34-47583.

     The information contained in this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

     On May 20, 2003, Hancock Fabrics, Inc. issued a press release announcing, among other things, its quarterly earnings results for the quarter ended May 4, 2003. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                HANCOCK FABRICS, INC.
                                                    (Registrant)

                                                By:/s/ Bruce D. Smith
                                                   -------------------
                                                   Bruce D. Smith

                                                   Senior Vice President and
                                                   Chief Financial Officer
                                                  (Principal Financial and
                                                   Accounting Officer)

May 20, 2003

                                INDEX TO EXHIBITS


   Exhibit
   Number      Description
  ----------   -----------------------

     99.1      Press release issued by Hancock Fabrics, Inc., dated May 20, 2003

Corporate Headquarters                                              May 20, 2003
3406 West Main Street
Tupelo, MS 38801


Released by:      Ellen Kennedy
                  (662) 842-2834, Ext. 109


                             HANCOCK FABRICS REPORTS
                           IMPROVED SALES AND EARNINGS

Hancock Fabrics, Inc. (NYSE symbol: HKF) today announced its unaudited results for the first fiscal quarter of 2003.

Sales in the 13 weeks ended May 4, 2003 increased 3.4% to $107.6 million from $104.1 million in the same quarter of 2002. Net earnings improved to $4.1 million, or $.22 per diluted share, compared with $3.7 million, or $.20 per diluted share, in 2002's first quarter.

Comparable store sales increased 4.2% in the first quarter of 2003 over a 7.4% gain a year ago.

In commenting on the results, Larry G. Kirk, Chief Executive Officer, stated, "Earnings were reasonably good in the first quarter considering the effects of weather, war and weakness in the general retailing environment. Comparable store sales were not as strong as expected, but repeated snow and ice storms in February hurt business and caused some key advertising promotions to be much less productive. Sales were also down in the first week or so of the war. However, expenses as a percent of sales were even with a year ago, and gross margins were higher despite very promotional conditions in the industry and in retailing in general."

"For the reasons mentioned, advertising was higher as a percent of sales from a year ago, and health insurance, general insurance and pension costs continue to rise nationally. However, store payroll management was much improved, and fixed expenses were also leveraged downward by the increased same store sales. The most significant increase in expenses related to the start-up of our new distribution center. We will be contending with some duplication of costs until the transition from the existing facility to the new one is completed a year from now," Kirk said.

Hancock Fabrics, Inc.                                                     Page 2
Press Release                                                       May 20, 2003

"The Company's balance sheet is in good condition with $4 million of cash and $17 million in outstanding bank debt at quarter end. Some of the need for bank borrowings resulted from the early purchases of key Fall imported merchandise in order to avoid sharp increases in ocean freight rates beginning May 1 and to guard against a potential shortage of shipping capacity later in the year. In addition, the Company repurchased 650,000 shares of HKF stock during the quarter at a cost of $9 million. Interest rates remain very low and easily justify further stock buybacks given the current dividend yield. However, we will consider seasonal cash needs, capital expenditure commitments, business trends and the share price in determining the level and timing of repurchases," Kirk continued.

"We are continuing to concentrate on improving our store locations, refining our merchandise model, appealing to a broader base of customers and accelerating unit growth. We've made good progress, but we believe there are further opportunities in our existing stores, in expansion into underserved markets and in our distribution capabilities. We are now shipping some product categories from the new distribution center, even as the facility itself is being expanded. Although 2003 will be a transition process for our distribution activities, the new facility will provide greater operating efficiencies and will support increased store growth for the foreseeable future," Kirk concluded.

During the quarter, Hancock opened seven stores and closed six. The Company currently operates 431 retail fabric stores in 42 states, supplies various independent wholesale customers and operates an internet store under its two domain names, www.hancockfabrics.com and www.homedecoratingaccents.com.

Hancock Fabrics, Inc. is a retail and wholesale merchant of fabric and related home sewing and decorating accessories.

Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from projections. These risks and uncertainties include, but are not limited to, general economic trends, changes in consumer demand or purchase patterns, delays or interruptions in the flow of merchandise between the Company's suppliers and/or its distribution center and its stores, a disruption in the Company's data processing services, costs and delays in acquiring or developing new store sites, and other contingencies discussed in the Company's Securities and Exchange Commission filings. Hancock undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Hancock Fabrics, Inc.                                                     Page 3
Press Release                                                       May 20, 2003

                    COMPARATIVE FINANCIAL SUMMARY (unaudited)
                  (000's omitted, except for per share amounts)

                                             13 Weeks            13 Weeks
                                            May 4, 2003        May 5, 2002
                                          --------------       ------------

Sales                                         $107,636           $104,054

Cost of Goods Sold
  After LIFO Effect                             52,897             51,519
                                          --------------       ------------

  Gross Profit                                  54,739             52,535

Expenses:
  Selling, G&A                                  46,820             45,301
  Dep'n/Amort                                    1,452              1,332
                                          --------------       ------------
                                                48,272             46,633
                                          --------------       ------------

Operating Income                                 6,467              5,902

Interest Expense                                    94                 60
Interest Income                                    (17)               (31)
                                          --------------       ------------

Earnings Before
  Income Taxes                                   6,390              5,873

Income Taxes                                     2,319              2,132
                                          --------------       ------------

Net Earnings                                  $  4,071           $  3,741
                                          ==============       ============

Earnings Per Share

    Basic                                     $   0.23           $   0.21
                                          ==============       ============

    Diluted                                   $   0.22           $   0.20
                                          ==============       ============


Average Shares
  Outstanding (000's)

    Basic                                       17,790             17,594

    Diluted                                     18,684             18,828

LIFO Charge (Credit)
  Included in
  Cost of Goods Sold                          $      0           $      0

Hancock Fabrics, Inc.                                                     Page 4
Press Release                                                       May 20, 2003

                           CONSOLIDATED BALANCE SHEET
                                 (in thousands)

                                                          May 4,        May 5,
                                                           2003          2002
                                                      ------------   -----------
ASSETS:
Current assets:
    Cash and cash equivalents                            $  3,928    $   7,255
    Inventories                                           146,106      132,585
    Other current assets                                    2,429        2,740
                                                      ------------   -----------

       Total current assets                               152,463      142,580

Property and equipment, at depreciated cost                43,976       31,358
Pension payment in excess of required contribution         18,049        2,987
Other assets                                               11,880       16,201
                                                      ------------   -----------

                                                         $226,368    $ 193,126
                                                      ============   ===========


LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
    Accounts payable and other liabilities               $ 55,278    $  47,584
    Income taxes                                            7,347        3,829
                                                      ------------   -----------

       Total current liabilities                           62,625       51,413

Long-term debt obligations                                 17,000            0
Postretirement benefits other than pensions                22,077       21,866
Other noncurrent liabilities                                5,416        6,997
Shareholders' equity                                      119,250      112,850
                                                      ------------   -----------

                                                         $226,368    $ 193,126
                                                      ============   ===========




Released at 4:00 P. M.
Tupelo, MS